Exhibit 99.(2)(k)(2)

SUB-ADMINISTRATION, ACCOUNTING AND INVESTOR SERVICES AGREEMENT

THIS AGREEMENT is made as of             , 2002 separately by and between each of the entities listed on Schedule A, attached hereto and made a part hereof as may be amended from time to time (each, a “Fund”), CITIGROUP ALTERNATIVE INVESTMENTS LLC, a Delaware limited liability company (“CAI”) and PFPC Inc., a Massachusetts corporation (“PFPC”).

W I T N E S S E T H :

WHEREAS, CAI and each Fund set forth in Exhibit A wishes to retain PFPC to provide sub-administration, accounting and investor services provided for herein, and PFPC wishes to furnish such services.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Definitions.	As Used in this Agreement:

(a)
“Authorized Person” means any officer of CAI, a Fund and any other person duly authorized by the Fund to give Oral Instructions and Written Instructions on behalf of such Fund. An Authorized Person’s scope of authority may be limited by setting forth such limitation in a written document signed by the party which is authorizing the Authorized Person.

(b)	“General Partner” and “Limited Partners” shall have the same meanings as set forth in a particular Fund’s limited partnership agreement.

(c)	“Managing Member” and “Members” shall have the same meanings as set forth in a particular Fund’s limited liability company agreement.

(d)
“Organizational Documents” means, in the case of each Fund, the by-laws, memorandum or articles of association, partnership agreement, limited liability company agreement, trust deed, partnership agreement, prospectus or similar offering document or other documents constituting a Fund.

(d)
“Oral Instructions” mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person. PFPC may rely upon instructions it receives from an Authorized Person via electronic mail as Oral and Written Instructions.

(e)	“SEC” means Securities and Exchange Commission.

(f)
“Written Instructions” mean (i) written instructions signed by an Authorized Person and received by PFPC or (ii) trade instructions transmitted (and received by PFPC) by means of an electronic transaction reporting system access to which requires use of a password or other authorized identifier. The instructions may be delivered by hand, mail, electronic mail, tested telegram, cable, telex or facsimile sending device; provided, however, that if delivered by electronic mail, it must be sent to at least two of the parties listed on the Authorized E-mail Recipient List attached hereto as Schedule C.

2.
Appointment.    CAI and each Fund hereby appoints PFPC to provide sub-administration, accounting and investor services, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3.	Delivery of Documents. Each Fund or CAI has provided or, where applicable, will provide PFPC with the following:

(a)	a copy of each Fund’s confidential memorandum;

(b)	a copy of each Fund’s advisory agreement or agreements;

(c)	a copy of any additional administration agreement relating to each Fund;

(d)	copies of all of each Fund’s Organizational Documents;

(e)	copies of any distribution or underwriting agreement with respect to any interests of any Fund;

(f)	for each Fund registered under the Investment Company Act of 1940 (“1940 Act”), a copy of the Fund’s most recent effective registration statement on Form N-2 under the 1940 Act (“Form N-2”);

(g)	copies (certified or authenticated, where applicable) of any and all amendments or supplements to the foregoing; and

(h)
copies of any material tax, legal or regulatory notices affecting a Fund or such Fund’s General Partner or Managing Member, in each case if the same would affect the services of PFPC to be provided hereunder.

4.	Compliance with Rules and Regulations.

PFPC undertakes to comply with the applicable requirements of any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein or in a separate agreement, PFPC assumes no responsibility for such compliance by CAI or any Fund.

5.	Instructions.

(a)	Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions or Written Instructions.

(b)
PFPC shall be entitled to rely upon any Oral Instruction or Written Instruction it receives from an Authorized Person (or from a person reasonably believed in good faith by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of a Fund’s Organizational Documents or this Agreement or of any vote, resolution or proceeding of a Fund’s General Partner or Managing Member, unless and until PFPC receives Written Instructions to the contrary or unless PFPC has actual knowledge to the contrary.

(c)
CAI and each Fund, as appropriate, agree to forward to PFPC Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC or its affiliates) so that PFPC receives the Written Instructions as promptly as practicable and in any event by the close of business on the day after such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions or PFPC’s ability to rely upon such Oral Instructions so long as it acts in good faith unless PFPC has actual knowledge to the contrary.

6.	Right to Receive Advice.

(a)
Advice of CAI and/or a Fund.   If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from CAI and/or a Fund.

(b)
Advice of Counsel.   If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice from counsel of its own choosing (who may be counsel for CAI, a Fund, a Fund’s investment adviser or General Partner or Managing Member or PFPC, at the option of PFPC); provided, however, that such counsel and any related expense must be approved in advance by a Fund.

(c)
Conflicting Advice. In the event of a conflict between directions or advice or Oral Instructions or Written Instructions PFPC receives from CAI and/or a Fund and the advice PFPC receives from counsel, if it involves an issue of compliance with law or legal requirements, PFPC may rely upon and follow the reasonable advice of counsel only after it has discussed the matter with CAI, such Fund and Fund’s counsel and the conflict is not resolved.

(d)
Protection of PFPC. Subject to the second sentence of Section 13 and except as otherwise specifically provided herein or in a separate agreement, PFPC shall be indemnified severally by CAI and each Fund (as applicable) and without liability for any action PFPC takes or does not take in good faith and reliance upon directions or reasonable advice or Oral Instructions or Written Instructions PFPC receives from or on behalf of CAI and/or a Fund or from counsel for CAI or a Fund and which PFPC reasonably believes, in good faith, to be consistent with those directions or advice and Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions or advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions or advice or Oral Instructions or Written Instructions.

7.	Records; Visits.

(a)
The books and records pertaining to a Fund which are in the possession or under the control of PFPC shall be the property of such Fund. If a Fund is an investment company registered under the 1940 Act, such books and records shall be maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. CAI and each Fund and Authorized Persons (and, with respect to a Fund registered under the 1940 Act, the staff of the SEC or other regulator) shall have access to such books and records at all times during PFPC’s normal business hours. Upon the reasonable request of CAI or a Fund, copies of any such books and records shall be provided by PFPC to CAI, such Fund or to an Authorized Person of such Fund, at the Fund’s expense. Any such books or records may be maintained in the form of electronic media and stored on any magnetic disk or tape or similar recording method.

(b)	PFPC shall keep the following records:

(i)	all books and records with respect to a Fund’s books of account;

(ii)	records of each Fund’s securities transactions;

(iii)	list of investors with respect to each Fund, and

(iv)	investor documentation and records with respect to each Fund.

Subject to applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, regarding the location of Fund records (and/or the appropriate disclosure thereof), PFPC may house these records in a third party storage facility and notwithstanding the use of such facility, shall remain responsible for all such records as provided in this Agreement. In addition, to the extent required by, and in the manner prescribed by and in accordance with, the 1940 Act, the books and records of PFPC pertaining to its actions under this Agreement and reports by PFPC or its independent accountants concerning its accounting system, procedures for safeguarding securities, and internal accounting controls will be open to inspection and audit at reasonable times by officers, employees, or agents of the particular Fund or auditors employed thereby and will be preserved by PFPC.

8.
Confidentiality.  Each party shall keep confidential any information relating to the other party’s business (“Confidential Information”). (For clarification, this Section 8 relates only to the Confidential Information of a Fund, CAI and PFPC and their respective affiliates.) Confidential Information shall include (a) any data or information that is competitively sensitive material, including, but not limited to, information about product plans, marketing strategies, investments, investment strategies, finances, operations, employees/personnel, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund, CAI or PFPC or their respective affiliates, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund, CAI or PFPC or their respective affiliates competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Notwithstanding the foregoing, information shall not be subject to such confidentiality obligations to the extent it: (a) is already known to the receiving party at the time it is obtained; (b) is or becomes publicly known or available through no wrongful act of the receiving party; (c) is rightfully received from a third party who, to the best of the receiving party’s knowledge, is not under a duty of confidentiality; (d) is released by the protected party to a third party without restriction; (e) is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the other party prompt written notice of such requirement, to the extent such notice is legally permitted); (f) is relevant to the defense of any claim or cause of action asserted against the receiving party; or (g) has been or is independently developed or obtained by the receiving party.

9.
Liaison with Accountants.  PFPC shall act as liaison with each Fund’s independent public accountants and shall provide account analyses, fiscal year summaries, other audit-related schedules and any other reports or information required by such accountants with respect to such Fund. PFPC shall take all reasonable action in the performance of its duties under this Agreement with respect to a particular Fund to assure that the necessary information is made available in a timely fashion to such accountants for the expression of their opinion with respect to that Fund, as required by the Fund or CAI.

10.
PFPC System.  PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights developed by and utilized by PFPC in connection with the services provided by PFPC under this Agreement. PFPC shall have no right, title or interest in any of the foregoing (including, without limitation, any databases) or in any information developed, owned or used by a Fund, CAI or its affiliates or furnished to PFPC by a Fund, CAI or its affiliates and all such rights, property and information shall remain vested in such Fund, CAI and its affiliates. No rights or licenses to any of the foregoing rights, property or information are implied or granted under this Agreement.

11.
Disaster Recovery.  PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment. Each Fund shall have the right to review any such agreement or arrangement. PFPC and CAI will enter into a separate agreement that sets forth with specificity PFPC’s responsibilities, service levels and terms of disaster recovery or emergency situations. In the event of equipment failures, PFPC shall, at no additional expense to a Fund, take reasonable best efforts to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC’s own or such third party’s willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12.
Compensation. As compensation for services set forth herein that are rendered by PFPC during the term of this Agreement, CAI will pay to PFPC a fee or fees as may be agreed to in writing by CAI, a Fund and PFPC.

13.
Indemnification. CAI and each Fund agrees severally and not jointly to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys’ fees and disbursements and liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws) arising directly or indirectly from any action or omission to act which PFPC takes in connection with the provision of services hereunder to the extent provided herein. Notwithstanding anything to the contrary contained herein, neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) caused by PFPC’s or its affiliates’ own willful misfeasance or willful misconduct, bad faith, gross negligence or reckless disregard in the performance of PFPC’s activities under this Agreement.

14.	Responsibility of PFPC.

(a)
PFPC shall be under no duty hereunder to take any action on behalf of CAI or a Fund except as specifically set forth herein or as may be specifically agreed to by PFPC, CAI and a Fund in writing. PFPC shall be obligated to exercise due care and diligence in the performance of its duties hereunder (including the services set forth in Schedule B to this Agreement) and to act in good faith in performing services provided for under this Agreement. PFPC shall be liable only for any damages arising out of PFPC’s failure to perform its duties under this Agreement to the extent such damages arise out of PFPC’s willful misfeasance, willful misconduct, bad faith, gross negligence or reckless disregard of such duties.

(b)
Notwithstanding anything in this Agreement to the contrary, (i) PFPC shall not be liable for losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation acts of God; action or inaction of civil or military authority; public enemy; war; terrorism; riot; fire; flood; sabotage; epidemics; labor disputes; civil commotion; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; insurrection; elements of nature or non-performance of a third party caused by any of the foregoing;

provided that PFPC has used reasonable efforts to minimize the impact of any of the foregoing on its ability to fully perform its obligations hereunder; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity, authority or lack thereof, or truthfulness or accuracy or lack thereof, of any instruction, direction, notice, instrument or other information which PFPC reasonably believes in good faith to be genuine.

(c)
Notwithstanding anything in this Agreement (whether contained anywhere in Sections 15-17 or otherwise) to the contrary, CAI and each Fund hereby acknowledge and agree that (i) PFPC, in the course of providing tax-related services or calculating and reporting portfolio performance hereunder, may rely upon PFPC’s good faith interpretation of tax positions or its good faith interpretation of relevant circumstances (as reasonably determined by PFPC) in providing such tax services and in determining methods of calculating portfolio performance to be used, so long as they are reasonable and are subject to review by the Fund’s tax advisor, and that (ii) PFPC shall not be liable for losses or damages of any kind associated with such reliance except to the extent such loss or damage arises out of PFPC’s gross negligence, reckless disregard of its duties, willful misconduct or willful misfeasance.

(d)
Notwithstanding anything in this Agreement to the contrary, without limiting anything in the immediately preceding sentence, CAI and each Fund hereby acknowledge and agree that PFPC shall not be liable for any losses or damages of any kind associated with any tax filings with which PFPC has assisted in any way except to the extent such loss or damage arises out of PFPC’s gross negligence, reckless disregard of its duties, willful misconduct or willful misfeasance.

(e)
Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to CAI or to any Fund for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.

(f)	Each party shall use commercially reasonable efforts (including indemnity payments) to mitigate damages for which the other party may become responsible.

15.	PFPC shall, with respect to each separate Fund, perform the services set forth on Schedule B to this Agreement.

16.
Duration and Termination.    This Agreement shall continue until terminated by CAI or a particular Fund on ninety (90) days’ prior written notice to the other parties or by PFPC on one year’s prior written notice to CAI and the Fund. In the event CAI and/or a Fund gives notice of termination, all reasonable expenses associated with movement (or duplication) of records and materials and conversion thereof to a successor service provider (or each successive service provider, if there are more than one), and all trailing expenses properly incurred by PFPC pursuant to the terms herein with respect to such Fund, will be borne by that Fund. If PFPC gives notice of termination, the Fund and CAI will be reimbursed for reasonable out-of-pocket costs related directly to deconversion. With respect to a particular Fund and PFPC, this Agreement may be terminated by CAI, such Fund or PFPC with thirty days’ prior written notice to the other parties in the event of a material default by either of the other parties of any duties provided herein, provided that the defaulting party was given written notice of the default and failed to cure such default within thirty days of such written notice. In the event this Agreement is terminated, each party will immediately return to the other all papers, materials, data or other property held by each for the purpose of performing the services hereunder. Each party shall cooperate with and assist the other parties in the orderly termination of services under this Agreement.

17.
Notices.    All notices and other communications, including Written Instructions but excluding Oral Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. For purposes of this section only, electronic mail shall not be deemed written notice. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, DE 19809, Attn: John F. Fulgoney, facsimile: 302-791-1191; (b) if to a Fund, at the address of such Fund; (c) if to CAI, at 399 Park Avenue, 7th Floor, New York, New York 10043, Attn: Bruce Zimmerman; or (d) if to none of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.

18.	Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

19.
Delegation; Assignment.    PFPC may delegate its duties hereunder with respect to a Fund to any majority-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that PFPC gives such Fund and CAI 30 days prior written notice of such delegation and such delegation is approved in writing by CAI and each such Fund, such consent not to be unreasonably withheld or delayed. CAI may assign this Agreement if such assignment is approved by PFPC, such consent not to be unreasonably withheld or delayed.

20.
Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. CAI represents that it is authorized to sign this Agreement for any Funds set forth on Schedule A hereto. Schedule A will be amended so as to reflect the inclusion of any new Funds.

21.	Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

22.	Miscellaneous.

(a)
Entire Agreement.    As between each separate Fund and PFPC, this Agreement (including the Schedules and attachments hereto) embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and/or with respect to service levels or other matters as contemplated herein.

(b)
No Changes that Materially Affect Obligations.    Notwithstanding anything in this Agreement to the contrary, each Fund agrees to provide PFPC with prior notice to PFPC to evaluate the impact of any modifications to its Organizational Documents or the adoption of any policies that would increase materially the obligations or responsibilities of PFPC hereunder.

(c)	Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(d)	Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflict of law.

(e)	Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(f)	Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(g)
No Representations or Warranties.    Except as expressly provided in this Agreement, PFPC hereby disclaims all representations and warranties, express or implied, made to CAI, a Fund or any other person, regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. PFPC disclaims any warranty of title or non-infringement except as otherwise set forth in this Agreement.

(h)	Facsimile Signatures. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(i)	CAI hereby represents and warrants to PFPC that it has the authority and power to execute this Agreement for all the Funds attached on Schedule A.

(j)	PFPC represents and warrants that it has adopted policies and procedures reasonably designed to detect and prevent money laundering activities in compliance with applicable laws, regulations and regulatory interpretations. In this regard, PFPC undertakes that it shall:

(i)	conduct its operations in accordance with applicable laws, regulations and regulatory interpretations;

(ii)	provide access to its books, records and operations relating to anti-money laundering compliance by appropriate regulatory authorities, CAI and, if appropriate, the Funds;

(iii)	upon request, provide a copy of its anti-money laundering program (or a summary thereof) to CAI and, if appropriate, the Funds;

(iv)
upon reasonable request, certify, in writing that it is in compliance with applicable anti-money laundering laws, rules, regulations and regulatory interpretations with respect to the services provided under this Agreement; and

(v)
as may be agreed from time to time between or among the parties hereto, provide periodic reports to CAI and, if appropriate, the Funds, concerning anti-money laundering activities and compliance exceptions.

PFPC is entering into this Agreement with CAI and each of the Funds separately and not jointly, and any duty, obligation or liability owed or incurred by PFPC with respect to CAI and a particular Fund shall be owed or incurred solely with respect to CAI and that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund or CAI. This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC is entering into a separate arrangement with CAI and each separate Fund.

IN WITNESS WHEREOF, each of the respective parties hereto have caused this Agreement to be executed as of the day and year first above written.

PFPC INC.

By:

Title:

CITIGROUP ALTERNATIVE
INVESTMENTS LLC

By:

Title:

SCHEDULE A

Single Manager Funds

Fund of Funds

Fund of Funds with Separate Accounts

Special Purpose Vehicles

SCHEDULE B

PFPC shall perform the services as set forth below for each separate Fund listed on Schedule A. CAI and PFPC shall also enter into a mutually acceptable agreement setting forth valuation guidelines (the “Valuation SLA”). All times are Eastern Standard Time.

1.	For Funds identified on Schedule A as Single Manager Funds:

(a)	Description of Accounting Services.

(i)	Journalize investment, capital and income and expense activities;

(ii)	Record investment buy/sell trade tickets when received from the investment adviser for the Fund (the “Adviser”);

(iii)	Maintain individual ledgers for investment securities, including valuation reports to monitor estimated and final valuations;

(iv)	Maintain historical tax lots for each security;

(v)	Record and reconcile corporate action activity and all other capital changes;

(vi)	Reconcile cash and investment balances with the Fund’s custodian(s)/prime broker(s), and provide the Adviser with the beginning cash balance available for investment purposes daily on a T+1 basis;

(vii)	Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund’s Organizational Documents;

(viii)
Post to and prepare, by such date and time as mutually agreed upon by the parties, the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms or in other currencies to the extent a Fund is denominated in other currencies;

(ix)	Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

(x)	Control all disbursements and authorize such disbursements, in each case, upon Written Instructions;

(xi)	Calculate capital gains and losses;

(xii)	Determine net income;

(xiii)	Determine applicable foreign exchange gains and losses on payables and receivables;

(xiv)
Obtain security market quotes and currency exchange rates, in such time as shall be mutually agreed upon by the parties, from independent pricing services or external counterparties/brokers approved by the Adviser. If such quotes are unavailable, then PFPC shall obtain such prices from other third parties in accordance with the Fund’s Organizational Documents or as instructed by CAI and as mutually agreed to by PFPC, and in either case calculate the market value of the Fund’s investments in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC;

(xv)	Transmit or mail a copy of the portfolio valuation and other mutually agreed-upon reports to the Adviser by such date and time as shall be mutually agreed upon by the parties;

(xvi)	As appropriate, compute yields, total return, expense rations, portfolio turnover rate, and, if required, portfolio average dollar-weighted maturity;

(xvii)
Compute the net asset value in accordance with the provisions of the offering memorandum no later than seven business days after the end of the month and compute estimated net asset value, by such date and time as shall be mutually agreed upon by the parties, including a notional net asset value, where applicable, and provide to CAI the five-day close process information and any revised NAV calculation. The five-day close process shall include for each of the first five business days following each month-end: (1) the current day’s valuation and related reports and (2) a revised monthly valuation update for any revisions. In the event that there is a material change to the Fund or in the event that either CAI or PFPC have made an error, a revised NAV calculation shall be computed;

(xviii)
Accounting for notional equity held by the Adviser or General Partner or Managing Member or an affiliate thereof or other third party by such date and time as shall be mutually agreed upon by the parties; and

(xix)	Furnish such additional information from time to time, upon prior notice, as may be required by the Fund; however, the Fund may have to bear such additional costs related thereto.

(b)	Description of Sub-administration Services.

(i)	Supply various normal and customary Fund statistical data as requested on an ongoing basis;

(ii)	Prepare for execution and file the Fund’s Federal form 1065 and state tax returns as of a mutually-agreed date;

(iii)	Prepare and coordinate printing of Fund’s annual or other periodic reports (and assist CAI or the Fund in filing, where applicable), as agreed to in writing;

(iv)
Copy the General Partner or Managing Member (as appropriate with respect to a particular Fund) and other third parties, as instructed in writing by CAI, on routine correspondence sent to Limited Partners or Members (as appropriate with respect to a particular Fund); and

(v)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC.

(c)	Description of Investor Services.

(i)	Furnish Net Asset Value to investors as required;

(ii)	Confirm investment and/or subscription by investors;

(iii)
Maintain the register of Limited Partners or Members (as appropriate with respect to a particular Fund) of the Fund and enter on such register all issues, transfers and repurchases of interests in the Fund;

(iv)	Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the Fund’s Organization Documents;

(v)
Allocate income, expenses, gains and losses to individual Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts in accordance with the Fund’s Organizational Documents and confidential or offering memorandum;

(vi)
Calculate the Incentive Allocation or Fee, if applicable, in accordance with the Organizational Documents and reallocate corresponding amounts from the applicable Limited Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts to the General Partners’ or Managing Member’s (as appropriate with respect to a particular Fund) or to such other third party’s, as instructed in writing by CAI, capital account;

(vii)
Coordinate with each Fund’s independent accountants and (a) prepare and mail annually to partners or members any required Form K-1 in accordance with applicable tax regulations by such date as shall be mutually agreed upon by the parties and (b) prepare and mail any tax estimates (if requested by CAI; however, the terms and compensation to PFPC related thereto shall be separately agreed to by CAI and PFPC) in accordance with applicable tax regulations; and

(viii)	Furnish such information from time to time as may be required by the Fund.

2.	For Funds identified on Schedule A as Fund of Funds (with the exception of Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC):

(a)	Description of Accounting Services.

(i)	Journalize investment, capital and income and expense activities;

(ii)	Record investment buy/sell trade tickets when received from the investment adviser for the Fund (the “Adviser”);

(iii)	Maintain individual ledgers for investment securities including valuation reports to monitor estimated and final valuations;

(iv)	Maintain historical tax lots for each security;

(v)	Record and reconcile corporate action activity and all other capital changes;

(vi)	Reconcile cash and investment balances with the Fund’s custodian(s)/prime broker(s), and provide the Adviser with the beginning cash balance available for investment purposes daily on a T+1 basis;

(vii)	Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund’s Organizational Documents;

(viii)
Post to and prepare, by such date and time as mutually agreed upon by the parties, the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms or such other currencies to the extent that the Fund is denominated in such other currencies;

(ix)	Monitor the expense accruals and notify CAI and an officer of the Fund of any proposed adjustments;

(x)	Control all disbursements and authorize such disbursements, in each case, upon Written Instructions;

(xi)	Calculate capital gains and losses;

(xii)	Determine net income;

(xiii)
Transmit or mail a copy of the portfolio valuation prepared in accordance with the Valuation SLA and other mutually agreed upon reports to the Adviser, by such date and time as mutually agreed upon by the parties;

(xiv)	As appropriate, compute ratio analysis as agreed to;

(xv)
Compute the net asset value in accordance with the provisions of the offering memorandum no later than seven business days after the end of the month and compute estimated net asset value, by such date and time as shall be mutually agreed upon by the parties, including a notional net asset value, where applicable, and provide to CAI the five-day close process information and any revised NAV calculation. The five-day close process shall include for each of the first five business days following each month-end: (1) the current day’s valuation and related reports and (2) a revised monthly valuation update for any revisions. In the event that there is a material change to the Fund or in the event that either CAI or PFPC have made an error, a revised NAV calculation shall be computed; and

(xvi)	Furnish such additional information from time to time, upon prior, notice as may be required by the Fund; however, the Fund may have to bear such additional costs related thereto.

(b)	Description of Sub-administration Services.

(i)	Supply various normal and customary Fund statistical data as requested on an ongoing basis;

(ii)	Prepare for execution and file the Fund’s Federal form 1065 and state tax returns as of a mutually-agreed date.

(iii)	Prepare and coordinate printing (and assist CAI or the Fund in filing, where applicable) of Fund’s annual or other periodic reports, as agreed to in writing; and

(iv)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC.

(c)	Description of Investor Services.

(i)	Furnish Net Asset Value to investors as required;

(ii)	Confirm investment and/or subscription by investors;

(iii)
Maintain the register of Limited Partners or Members (as appropriate with respect to a particular Fund) of the Fund and enter on such register all issues, transfers and repurchases of interests in the Fund;

(iv)	Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the Fund’s Organization Documents;

(v)
Allocate income, expenses, gains and losses to individual Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts in accordance with the Fund’s Organizational Documents;

(vi)
Calculate the Incentive Allocation or Fee, if applicable, in accordance with the Organizational Documents and reallocate corresponding amounts from the applicable Limited Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts to the General Partners’ or Managing Member’s (as appropriate with respect to a particular Fund) or other third party’s, as instructed in writing by CAI, capital account;

(vii)
Coordinate with each Fund’s independent accountants and (a) prepare and mail annually to partners any required Form K-1 in accordance with applicable tax regulations, by such date as mutually agreed upon by the parties and (b) prepare and mail any tax estimates (if requested by CAI; however, the terms and compensation to PFPC related thereto shall be separately agreed to by CAI and PFPC) in accordance with applicable tax regulations; and

(viii)	Furnish such information from time to time as may be required by the Fund.

With respect to Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC and offshore feeder funds, PFPC will, in addition to the services described above for fund of funds, also provide the following services:

Obtain security market quotes and currency exchange rates, on a daily basis or when readily available, from independent pricing services or external counterparties/brokers approved by the Adviser. If such quotes are unavailable, then PFPC shall obtain such prices from other third parties in accordance with the Fund’s Organizational Documents or as instructed by CAI and as mutually agreed to by PFPC, and in either case calculate the market value of the Fund’s investments in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC;

Copy the General Partner or Managing Member (as appropriate with respect to a particular Fund) on routine correspondence sent to Limited Partners or Members (as appropriate with respect to a particular Fund);

Prepare 1099’s, NSAR, K-1’s, financial statements and administrator’s reports for board meetings and semi-annual or other mutually agreed-upon periodic reports and for N-30D reports, coordinate the filing thereof with the SEC;

Perform tender processing (including mailing of notices and collecting of investor responses); and

Assist with the preparation of investor notices regarding meeting of member/investors subject to review by Fund counsel.

3.	For those Funds identified on Schedule A as Fund of Funds with Separate Accounts:

(a)	Description of Accounting Services.

(i)	Journalize investment, capital and income and expense activities;

(ii)	Record investment buy/sell trade tickets when received from the investment adviser for the Fund (the “Adviser”);

(iii)	Maintain individual ledgers for investment securities, including valuation reports to monitor estimated and final valuations;

(iv)	Maintain historical tax lots for each security;

(v)	Record and reconcile corporate action activity and all other capital changes;

(vi)	Reconcile cash and investment balances with the Fund’s custodian(s)/prime broker(s), and provide the Adviser with the beginning cash balance available for investment purposes daily on a T+1 basis;

(vii)	Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund’s Organizational Documents;

(viii)
Post to and prepare, by such date and time as shall be mutually agreed upon by the parties, the Statement of Assets and Liabilities and the Statement of Operations in U.S. dollar terms or other currencies to the extent that the Fund is denominated in such other currencies;

(ix)	Monitor the expense accruals and notify an officer of the Fund of any proposed adjustments;

(x)	Control all disbursements and authorize such disbursements, in each case, upon Written Instructions;

(xi)	Calculate capital gains and losses;

(xii)	Determine net income;

(xiii)	Determine applicable foreign exchange gains and losses on payables and receivables;

(xiv)
Obtain security market quotes and currency exchange rates, by such date as shall be mutually agreed upon by the parties or when readily available, from independent pricing services or external counterparties/brokers approved by the Adviser. If such quotes are unavailable, then PFPC shall obtain such prices from other third parties in accordance with the Fund’s Organizational Documents or as instructed by CAI and as mutually agreed to by PFPC, and in either case calculate the market value of the Fund’s investments in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC;

(xv)	Transmit or mail a copy of the portfolio valuation and other mutually agreed-upon reports to the Adviser, by such date and time as shall be mutually agreed upon by the parties;

(xvi)	As appropriate, compute ratio and other analyses as agreed to;

(xvii)
Compute the net asset value in accordance with the provisions of the offering memorandum no later than seven business days after the end of the month and compute estimated net asset value, by such date and time as shall be mutually agreed upon by the parties, including a notional net asset value, where applicable, and provide to CAI the five-day close process information and any revised NAV calculation. The five-day close process shall include for each of the first five business days following each month-end: (1) the current day’s valuation and related reports and (2) a revised monthly valuation update for any revisions. n the event that there is a material change to the Fund or in the event that either CAI or PFPC have made an error, a revised NAV calculation shall be computed ; and

(xviii)	Furnish such additional information from time to time, upon prior notice, as may be required by the Fund; however, the Fund may have to bear such additional costs related thereto.

(b)	Description of Sub-administration Services.

(i)	Supply various normal and customary Fund statistical data as requested on an ongoing basis;

(ii)	Prepare for execution and file the Fund’s Federal form 1065 and state tax returns as of a mutually-agreed date;

(iii)	Prepare and coordinate printing of Fund’s annual or other periodic reports (and assist CAI or the Fund in filing, where applicable), as agreed to in writing;

(iv)
Copy the General Partner or Managing Member or other third parties as instructed in writing by CAI (as appropriate with respect to a particular Fund) on routine correspondence sent to Limited Partners or Members (as appropriate with respect to a particular Fund); and

(v)	Perform such additional administrative duties relating to the administration of the Fund as may subsequently be agreed upon in writing between the Fund and PFPC.

(c)	Description of Investor Services.

(i)	Furnish Net Asset Value to investors as required;

(ii)	Confirm investment and/or subscription by investors;

(iii)
Maintain the register of Limited Partners or Members (as appropriate with respect to a particular Fund) of the Fund and enter on such register all issues, transfers and repurchases of interests in the Partnership;

(iv)	Arrange for the calculation of the issue and repurchase prices of interests in the Fund in accordance with the Fund’s Organization Documents;

(v)
Allocate income, expenses, gains and losses to individual Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts in accordance with the Fund’s Organizational Documents;

(vi)
Calculate the Incentive Allocation, if applicable, in accordance with the Organizational Documents and reallocate corresponding amounts from the applicable Limited Partners’ or Members’ (as appropriate with respect to a particular Fund) capital accounts to the General Partners’, Managing Member’s (as appropriate with respect to a particular Fund) or other third party’s, as agreed to in writing, capital account;

(vii)	Coordinate with each Fund’s independent accountants and (a) prepare and mail annually to partners any required Form K-1 in accordance with applicable tax regulations, by such date as shall be mutually agreed upon by the parties and (b) prepare and mail any tax estimates (if requested by CAI; however, the terms and compensation to PFPC related thereto shall be separately agreed to by CAI and PFPC) in accordance with applicable tax regulations; and

(viii)	Furnish such information from time to time as may be required by the Fund.

4.	For Funds identified on Schedule A as Special Purpose Vehicles:

(a)	Description of Accounting Services.

(i)	Journalize investment, capital and income and expense activities;

(ii)	Record investment buy/sell trade tickets when received from the investment adviser for the Fund (the “Adviser”);

(iii)	Maintain individual ledgers for investment securities including valuation report to monitor estimated and final valuation;

(iv)	Maintain historical tax lots for each security;

(v)	Record and reconcile corporate action activity and all other capital changes;

(vi)
Reconcile cash and investment balances with the Fund’s custodian(s)/prime broker(s), and provide the Adviser with the beginning cash balance available for investment purposes daily on a T+1 basis and, if requested by CAI, perform three-way reconciliation as of each month-end which shall include a detailed reconciliation of all positions (quantity, cost, market value) and cash between their internal records, the external manager’s records and the broker/counterparty’s statements to verify Adviser’s equity;

(vii)	Calculate contractual expenses, including management fees and incentive allocation, as applicable, in accordance with the Fund’s Organizational Documents;

(viii)	Calculate capital gains and losses;

(ix)	Determine net income;

(x)	Determine applicable foreign exchange gains and losses on payables and receivables;

(xi)
Obtain security market quotes and currency exchange rates, on such date as shall be mutually agreed upon by the parties or when readily available, from independent pricing services or external counterparties/brokers approved by the Adviser. If such quotes are unavailable, then PFPC shall obtain such prices from third parties in accordance with the Fund’s Organizational Documents or as instructed by CAI and as mutually agreed to by PFPC, and in either case calculate the market value of the Fund’s investments in accordance with applicable valuation policies or guidelines provided by the Fund to PFPC;

(xii)	Transmit or mail a copy of the portfolio valuation and other mutually agreed upon reports to the Adviser, by such date and time as mutually agreed upon by the parties;

(xiii)
Compute net asset value in accordance with the provisions of the offering memorandum no later than seven business days after the end of the month and compute estimated net asset value, by such date and time as shall be mutually agreed upon by the parties, including a notional net asset value, where applicable, and provide CAI with the five-day close process information and any revised NAV calculation. The five-day close process shall include for each of the first five business days following each month-end: (1) the current day’s valuation and related reports and (2) a revised monthly valuation update for any revisions. In the event that there is a material change to the Fund or in the event that either CAI or PFPC have made an error, a revised NAV calculation shall be computed;

(xiv)
Transmit on a daily basis NAV and investment and security positions to CAI in a mutually agreed upon format Such information may be from funds not administered by PFPC. In this case, it is understood that PFPC will be reliant on the cooperation of the fund manager and/or administrator ; and

(xv)	Furnish such additional information from time to time, upon prior written notice, as may be required by the Fund.

SCHEDULE C

LIST OF AUTHORIZED E-MAIL RECIPIENTS

Neal J. Andrews	Brian Muller
Neal.andrews@pfpc.com	brian.muller@pfpc.com

René Paradis	Mark Steele
René.paradis@pfpc.com	mark.steele@pfpc.com

Barry Clause	Sean Stewart
Barry.clause@pfpc.com	sean.stewart@pfpc.com